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                                                                      Exhibit 23





               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of AER Energy Resources, Inc. of our report dated January 17, 1997, included in the 1996 Annual Report to Shareholders of AER Energy Resources, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-69982) pertaining to the AER Energy Resources, Inc. 1992 Stock Option Plan and in the Registration Statement (Form S-8 No. 33-69462) pertaining to the AER Energy Resources, Inc. 1993 Non-Employee Director's Restricted Stock Award Plan and in the Registration Statement (Form S-8 No. 33-89068) pertaining to the AER Energy Resources, Inc./H. Douglas Johns Stock Option Agreement of our report dated January 17, 1997, with respect to the financial statements of AER Energy Resources, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                              /s/ Ernst & Young LLP
                                              ERNST & YOUNG LLP


Atlanta, Georgia
March 26, 1997